Exhibit 10.11

EXECUTION VERSION

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and effective as of the 1st day of May, 2021 (the “Effective Date”), by and between FLEWBER GLOBAL INC., a Delaware corporation (“Company”), and AS TECHNOLOGIES, a company formed under the laws of New Delhi, India (“Consultant”).

RECITALS;

WHEREAS, the Company desires to have Consultant provide certain consulting services, as described in Section 1 of this Agreement, pursuant to the terms and conditions of this Agreement; and

WHEREAS, Consultant desires to provide the Services to the Company pursuant to the terms and conditions of this Agreement in consideration for the fees and other compensation provided herein.

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

I. CONSULTING SERVICES.

(a) During the term of this Agreement, Consultant, in the capacity as an independent contractor, shall provide the services to the Company set forth on Schedule 1 attached hereto (the “Services”). The Company acknowledges that Consultant will limit Consultant’s role under this Agreement to that of a consultant, and the Company acknowledges that Consultant is not, and will not become, engaged in the business of (i) effecting securities transactions for or on the account of the Company, (ii) providing investment advisory services as defined in the Investment Advisors Act of 1940, or (iii) providing any tax, legal or other services. The Company acknowledges and hereby agrees that Consultant is not engaged on a full-time basis and Consultant may pursue any other activities and engagements Consultant desires during the term of this Agreement. Consultant shall perform the Services in accordance with all local, state and federal rules and regulations. Notwithstanding the foregoing, the Services shall not (unless the Consultant is appropriately licensed, registered or there is an exemption available from such licensing or registration) include, directly or indirectly, any activities which require the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934, as amended.

(b) The Company and the Consultant acknowledge and agree that, unless otherwise mutually agreed to by them, Amarjeet Singh Chandhok (“Chandhok”), Proprietor of Consultant, shall provide the Services, on behalf of Consultant hereunder.

2. COMPENSATION TO CONSULTANT

(a) In consideration for the Services, during the Term (defined hereafter), the Company shall pay to Consultant consulting fees in an amount of $6,000 per month (the “Consulting Fees”).

(b) In addition to the Consulting Fees payable to Consultant hereunder, the Company also shall issue to Chandhok, as Consultant’s assignee, Twenty Thousand (20,000) shares of the Company’s common stock, par value $0.0001 per share (the “Consultant Compensation Shares”).

(c) Consultant and its officers, directors and managers, represent and warrant to the Company as follows:

(i) Consultant has the requisite power and authority to enter into this Agreement. No consent, approval or agreement of any individual or entity is required to be obtained by the Consultant in connection with the execution and performance by the Consultant of this Agreement or the execution and performance by the Consultant of any agreements, instruments or other obligations entered into in connection with this Agreement.

(ii) Consultant is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Consultant is able to bear the economic risk of acquiring the Consultant Compensation Shares in consideration of providing the Services.

(iii) Consultant is not subject to “bad actor disqualification” as such term is defined in Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

(iv) Consultant is acquiring the Consultant Compensation Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Consultant Compensation Shares. Consultant is not acquiring the Consultant Compensation Shares with a view to, or for sale in connection with any, distribution of the Compensation Shares.

(v) Consultant acknowledges and understands that the Company is under no obligation to register the Consultant Compensation Shares under the Securities Act or under any state securities laws and it will not be able to sell or otherwise transfer any of the Consultant Compensation Shares, except pursuant to an applicable exemption from registration therefrom. In the event that Consultant desires to sell or transfer any of the Consultant Compensation Shares it shall notify the Company, in writing, and the Company may require the Consultant to provide an opinion of counsel opining as to the availability of an applicable exemption from registration.

(d) The Company represents and warrants to Consultant as follows:

(i) No consent, approval or agreement of any individual or entity is required to be obtained by the Company in connection with the execution and performance by the Company of this Agreement or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement; and

(ii) The Consultant Compensation Shares, upon issuance:

(A) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(B) have been, or will be, duly and validly authorized as contemplated in Section 2(b) of this Agreement, such Consultant Compensation Shares will be duly and validly issued, fully paid and non-assessable;

(C) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company;

(D) will not subject the holders thereof to personal liability by reason of being such holders; and

(E) assuming the representations and warranties of Consultant as set forth in Section 2(c) hereof are true and correct, will not result in a violation of Section 5 under the Securities Act.

3. EXPENSES. The Consultant shall be solely responsible for the payment of all expenses incurred by it, as well as any of its employees in connection with its provision of the Services hereunder and hereby acknowledges and confirms that the Company shall not be required to reimburse Consultant for any such expenses incurred by it or any of its employees.

4. TERM. The term of this Agreement shall be for twenty-four (24) months commencing as of the Effective Date, subject to Section 5 of this Agreement (the “Term”).

5. EFFECT OF TERMINATION. This Agreement may be terminated by either party hereto during the Term following delivering to the other party hereto at least thirty (30) days’ prior written notice thereof. Upon any such termination, Consultant shall have the right to receive all Consulting Fees payable to it through the date of such termination.

6. INDEPENDENT CONTRACTOR. The parties agree that the relationship created by this Agreement is one of an independent contractor. The parties further agree that the Consultant is not and shall not be considered an employee of the Company and is not and shall not be entitled to any of the rights and/or benefits that the Company provides for the Company’s employees (including any employee pension, health, vacation pay, sick pay or other fringe benefits offered by the Company under plan or practice) by virtue of the Services being rendered by Consultant. Consultant acknowledges and agrees that the Company does not, and shall not, maintain or procure any workers’ compensation or unemployment compensation insurance for or on behalf of Consultant, and shall make no state temporary disability or family leave insurance payments on behalf of Consultant, and Consultant agrees that Consultant will not be entitled to these benefits in connection with performance of the Services under this Agreement. Consultant is responsible for all taxes, if any, imposed on it in connection with its performance of Services under this Agreement, including any federal, state and local income, sales, use, excise and other taxes or assessments thereon.

7. NO AGENCY CREATED. It is understood and agreed that the Consultant is not acting as an agent for or on behalf of the Company and nothing contained in this Agreement shall be construed as authority for Consultant to bind the Company or obligate the Company to any agreement or contract. In this regard, Consultant may use with prior written approval of the Company, which may be withheld for any reason, or no reason, a business card, stationary or other correspondence, which utilizes the name or logo of the Company in connection with services being tendered hereunder by Consultant.

8. CONFIDENTIAL INFORMATION. Consultant understands and acknowledges that during the Term, Consultant will have access to and learn about Confidential Information, as defined below.

(a) Confidential Information Defined. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts. terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know how, trade secrets, computer programs, computer software, applications. operating systems, software design, work-in-process, databases, technologies, manuals, records, systems, material, sources of material, supplier information, vendor information, financial information, results, marketing information, personnel information, developments, reports, internal controls, security procedures, market studies, sales information, customer information and client information of the Company, its affiliates, divisions or its businesses (“Company Group”) or of any other person or entity that has entrusted information to the Company, its affiliates, or its businesses in confidence.

Consultant understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

Consultant understands and agrees that Confidential Information includes information developed by Consultant in the course of performing the Services for the Company as if Company furnished the same Confidential Information to Consultant in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to Consultant; provided, that, such disclosure is through no direct or indirect fault of Consultant or person(s) acting on Consultant’s behalf.

(b) Company Creation and Use of Confidential Information. Consultant understands and acknowledges that Company Group has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, generating customer and potential customer lists, training its employees, and improving its offerings in the field of private jet charter with a selection of aircraft and VIP concierge service that provides on-demand, short segment flight booking in the Northeastern United States. Consultant understands and acknowledges that as a result of these efforts, Company Group has created, and continues to use and create Confidential Information. This Confidential Information provides Company Group with a competitive advantage over others in the marketplace.

(c) Disclosure and Use Restrictions. Consultant agrees and covenants, and agrees to cause its officers, directors, managers, employees and agents (the “Consultant Affiliates”) (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including employees of Company Group) not having a need to know and authority to know and use the Confidential Information in connection with the business of Company Group and, in any event, not to anyone outside of the direct employ of Company Group except as required in the performance of Consultant’s authorized duties to Company or with the prior consent of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Info1mation, or remove any such documents, records, files, media, or other resources from the premises or control of Company Group, except as required in the performance of Consultant’s authorized duties to Company or with the prior consent of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent).

(d) Permitted Disclosures. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency; provided that, the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Consultant shall promptly provide written notice of any such order to the Company.

(e) Permitted Communications. Nothing herein prohibits or restricts Consultant (or Consultant’s attorney) from 1111t1atmg communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), any other self- regulatory organization, or any other federal or state regulatory authority regarding a possible securities law violation.

(f) Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement:

(i) Consultant will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(A)	is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

(B)	is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(ii) If Consultant files a lawsuit for retaliation by Company for reporting a suspected violation of law, Consultant may disclose Company’s trade secrets to Consultant’s attorney and use the trade secret information in the court proceeding if Consultant:

(A)	files any document containing trade secrets under seal; and

(B)	does not disclose trade secrets, except pursuant to court order.

Consultant understands and acknowledges that its obligations, as well as the obligations of the Consultant Affiliates. under this Agreement with regard to any particular Confidential Information shall commence immediately upon Consultant, or any Consultant Affiliate, as applicable, first having access to such Confidential Information (whether before or after it begins performing the Services for the Company) and shall continue during and after its performing the Services for the Company until such time as such Confidential Information has become public knowledge other than as a result of Consultant’s breach of this Agreement or breach by those acting in concert with Consultant or on Consultant’s behalf.

Consultant agrees that all documents, reports and other data or materials provided to Consultant, or to any of the Consultant Affiliates, shall remain the property of the Company, including. but not limited to, any work in progress. Upon termination of this Agreement for any reason, Consultant shall promptly deliver to the Company all such documents, including, without limitation, all Confidential Information, belonging to the Company, including all copies thereof.

9. OWNERSHIP OF MATERIALS.

(a) Ownership. All materials, reports, plans, information, ideas, inventions, discoveries, improvements, methods, processes, drawings, renditions, mock-ups, prototypes, creative execution, advertising ideas, creative concepts or other works conceived, created, reduced to practice, delivered or disclosed to the Company or produced or otherwise arising out of the Services including, without limitation, any and all software developed for the Company, in whole or in part and whether alone or in conjunction with others (whether or not during work hours devoted to the Services) (collectively, the “Materials”), and all rights, title and interests (including copyrights) in and to such Materials throughout the world, are hereby assigned to the Company and shall be the sole and exclusive property of the Company.

(b) Works Made for Hire. All copyrightable works comprising the Materials shall be considered “works made for hire” as defined in the United States Copyright Act whether published or unpublished, and all rights, title, and interest to all such copyrightable works shall be the exclusive property of the Company, and the Company shall be (kerned to be the author and owner of such copyrightable works. Consultant shall not distribute the copyrightable works, in part or in entirety, to any third party without the express written consent of the Company. To the extent that any of such Materials are not considered “works made for hire,” Consultant shall take all actions reasonably requested by the Company to assign all right, title and interest in and to such Materials to the Company.

(c) Disclosure; Cooperation. Consultant shall promptly disclose all such Materials to the Company, and the Company shall have full power and authority to file any patent or copyright registrations or other intellectual property submissions, applications or registrations throughout the world thereon and to procure and maintain any patents, copyrights or other intellectual property rights thereon. Consultant agrees, at the Company’s reasonable request and expense, to execute any applications, assignments, instruments and other documents, and perform such acts, as the Company may deem necessary or advisable to confirm and vest in the Company all such rights, title and interests throughout the world in and to such Materials and all intellectual property rights pertaining thereto, and to assist the Company in procuring, maintaining, enforcing and defending such intellectual property rights and protection throughout the world thereon. To the extent not covered by the foregoing, The Company shall have the fully paid-up and in-evocable right to use and disclose freely and for any purpose all information and ideas disclosed by Consultant to the Company in performing the Services hereunder.

10. RESTRICTIVE COVENANTS.

(a) Acknowledgement. Consultant understands that the nature of Consultant’s position gives Consultant access to and knowledge of Confidential Information and places Consultant in a position of trust and confidence with the Company Group. Consultant understands and acknowledges that the services Consultant provides to Company Group are unique, special, or extraordinary. Consultant further understands and acknowledges that Company Group’s ability to reserve these for the exclusive knowledge and use of Company Group is of great competitive importance and commercial value to Company Group, and that improper use or disclosure by the Consultant is likely to result in unfair or unlawful competitive activity.

(b) Non-Solicitation of Employees. Consultant agrees and covenants, and shall cause the Consultant Affiliates, not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of Company Group, or attempt to do so, during the Term and for one (1) year thereafter, to run consecutively, beginning on the last day of Consultant’s performance of the Services for the Company.

(c) Non-Solicitation of Customers. Consultant understands and acknowledges that because of Consultant’s experience with and relationship to Company Group, Consultant will have access to and learn about much or all of Company Group’s customer information. The term “Customer Information” as used in this Agreement includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, decisionmakers, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to sales and services. Consultant understands and acknowledges that loss of this customer relationship and/or goodwill will cause significant and irreparable harm. Consultant agrees and covenants, during the Term and for one (1) year thereafter, to run consecutively, beginning on the last day of Consultant’s performance of the Services for the Company, not to directly or indirectly, and to cause the Consultant Affiliates, not to directly or indirectly, solicit, contact, (including but not limited to email, regular mail, express mail, telephone, fax, instant message, or social media), attempt to contact, or meet with Company’s current, former, or prospective customers for purposes of offering or accepting goods or services similar to or competitive with those offered by Company. This restriction shall only apply to current, former, or prospective customers (a) that Consultant contacted in any way during the twenty four- (24-) month period immediately prior to termination of this Agreement; (b) that Consultant has trade secret or confidential information about; (c) who became customers during Consultant’s performance of the Services for !he Company; and (d) about whom Consultant has information that is not available publicly.

(d) Non-Disparagement. Consultant agrees and covenants neither Consultant nor any of the Consultant Affiliates, will at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning Company Group or any of its employees, officers, existing and prospective customers, suppliers, investors and other associated third parties. This Section 10 does not, in any way, restrict or impede Consultant or any Consultant Affiliate from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency; provided that, such compliance docs not exceed that required by the law, regulation, or order. Consultant shall promptly provide written notice of any such order to the Company.

(e) Acknowledgement. Consultant acknowledges and agrees that the services to be rendered by Consultant to Company are of a special and unique character; that Consultant will obtain knowledge and skill relevant to Company’s industry, methods of doing business, and marketing strategies by virtue of Consultant’s performance of the Services hereunder; and that the restrictive covenants and other terms and conditions of this Agreement arc reasonable and reasonably necessary to protect the legitimate business interest of Company Group. Consultant further acknowledges that the benefits provided to Consultant under this Agreement, including the amount of Consultant’s compensation, reflects, in part, Consultant’s obligations and Company’s rights under Sections 8, 9 and 10 of this Agreement; that Consultant has no expectation of any additional compensation, royalties, or other payment of any kind not otherwise referenced herein in connection herewith; and that Consultant will not suffer undue hardship by reason of full compliance with the terms and conditions of Sections 8, 9 and 10 of this Agreement or Company’s enforcement thereof.

(f) Remedies. In the event of a breach or threatened breach by Consultant or any Consultant Affiliate of Sections 8, 9 and 10 of this Agreement, Consultant hereby consents and agrees that Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, and that money damages would not afford an adequate remedy, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

11. ARBITRATION. Subject to Section 10(f), any dispute, controversy, or claim arising out of or related to this Agreement or any breach of this Agreement or Consultant’s performance of the Services hereunder, whether the claim arises in contract, tort, or statute, shall be submitted to and decided by binding arbitration. Arbitration shall be administered exclusively by Judicial Arbitration & Mediation Services (“JAMS”) and shall be conducted consistent with the rules, regulations, and requirements thereof as well as any requirements imposed by state law. Any arbitral award determination shall be final and binding upon the parties.

12. INDEMNICATION.

(a) Indemnity by the Company. The Company hereby agrees to indemnify and hold harmless Consultant and each person and affiliate associated with Consultant against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal counsel fees), and in addition to any liability the Company may otherwise have, arising out of, related to or based upon any violation of law, rule or regulation by the Company or the Company’s agents, employees, representatives or affiliates.

(b) Indemnity by Consultant. Consultant hereby agrees to indemnify and hold harmless the Company and each person and affiliate associated with the Company against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal counsel fees), and in addition to any liability the Company may otherwise have, arising out of, related to or based upon

(i) any breach by Consultant of any representation, warranty or covenant contained in or made pursuant to this Agreement; or

(ii) Any violation of law, rule or regulation by Consultant or Consultant’s agents, employees, representatives or affiliates.

(c) Actions Relating to Indemnity. If any action or claim shall be brought or asserted against a party entitled to indemnification under this Agreement (the “Indemnified Party”) or any person controlling such patty and in respect of which indemnity may be sought from the party obligated to indemnify the Indemnified Party pursuant to this Section 12 (the “Indemnifying Party”), the Indemnified Party shall promptly notify the Indemnifying Party in writing and, the Indemnifying Patty shall assume the defense thereof, including the employment of legal counsel and the payment of all expenses related to the claim against the indemnified Party or such other controlling patty. If the Indemnifying fails to assume the defense of such claims, the Indemnified Party or any such controlling party shall have the right to employ a single legal counsel, reasonably acceptable to the Indemnifying Party, in any such action and participate in the defense thereof and to be indemnified for the reasonable legal fees and expenses of the Indemnified Party’s own legal counsel.

(d) This Section 12 shall survive any termination of this Agreement for a period of three (3) years from the date of termination of this Agreement. Notwithstanding anything herein to the contrary, no Indemnifying Party will be responsible for any Indemnification obligation for the gross negligence or willful misconduct of the indemnified party.

13. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile or electronically (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

If to Company, then to:	Flewber Global Inc., Attn: Marc Sellouk, CEO 1411 Broadway New York, New York 10018 Email: msellouk@flewber.com

If to Consultant, then to:	AS Technologies Attn: Amatjeet Singh Chandhok J-5/130, Rajouri Garden New Delhi 110027, India Email: astechbilling@gmail.com

14. ASSIGNMENT. This Agreement is personal to Consultant and shall not be assigned by Consultant. Any purported assignment by Consultant shall be null and void from the initial date of the purported assignment. Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of Company. This Agreement shall inure to the benefit of Company and permitted successors and assigns.

15. CONFLICTING AGREEMENTS; REQUISITE APPROVAL. Consultant and the Company represent and warrant to each other that the entry into this Agreement and the obligations and duties undertaken hereunder will not conflict with, constitute a breach of or otherwise violate the terms of any agreement or court order to which either party is a party, and each of the Company and Consultant, as applicable, represent and warrant that it has all requisite corporate authority and approval to enter into this Agreement and it is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into this Agreement.

16. NO WAIVER. No terms or conditions of this Agreement shall be deemed to have been waived, nor shall any party hereto be stopped from enforcing any provisions of the Agreement, except by written instrument of the party charged with such waiver or estoppel. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

l7. GOVERNING LAW: JURISDICTION AND VENUE. This Agreement, for all purposes, shall be construed in accordance with the laws of the state of New York (except, to the extent related to the provisions regarding Consultant Compensation Shares in Section 2 hereof, the laws of the state of Delaware), without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only through arbitration, as provided in Section 11, in New York City, New York; provided, however, that any action brought pursuant to Section 10(f) shall be brought in a state or federal court located in New York City, New York. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

18. ENTIRE AGREEMENT. Unless specifically provided herein, this Agreement contains all of the understandings and representations between Consultant and Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

19. MODIFICATION AND WAIVER. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Consultant and the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

20. SEVERABILITY. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provision are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

21. CAPTIONS. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

22. TOLLING. Should Consultant violate any of the terms of the restrictive covenant obligations articulated herein, the obligation at issue will run from the first date on which Consultant ceases to be in violation of such obligation.

23. SURVIVAL OF PROVISIONS. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

24. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns, subject to the restriction on assignment as contained in Section 14 of this Agreement.

25. ATTORNEY’S FEES. The prevailing party in any legal proceeding arising out of or resulting from this Agreement shall be entitled to recover its costs and fees, including, but not limited to, reasonable attorneys’ fees and post judgment costs, from the other party.

26. AUTHORIZATION. The persons executing this Agreement on behalf of the Company and Consultant hereby represent and warrant to each other that they are the duly authorized representatives of their respective entities and that each has taken all necessary corporate or partnership action to ratify and approve the execution of this Agreement in accordance with its terms.

27. ADDITIONAL DOCUMENTS. Each of the parties to this Agreement agrees to provide such additional duly executed (in recordable form, where appropriate) agreements, documents and instruments as may be reasonably requested by the other party in order to carry out the purposes and intent of this Agreement.

28. COUNTERPARTS & TELEFACSIMILE. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement. A telefacsimile of this Agreement may be relied upon as full and sufficient evidence as an original.

29. COMPLIANCE WITH LAW. Consultant will comply with all laws, rules and regulations related to its activities on behalf of the Company pursuant to this Agreement. Consultant shall provide a prominent notice on all newsletters and websites/webcasts/interview materials and other communications with investors or prospective investors in which Consultant may be reasonably deemed to be giving advice or making a recommendation that Consultant has been compensated for its services and owns common stock of the Company. Consultant acknowledges that it is aware that the federal securities laws restrict trading in the Company’s securities while in possession of material non-public information concerning the Company. Consultant acknowledges that with respect to any Company securities now or at any time hereafter beneficially owned by Consultant or any of its affiliates, that it will refrain from trading in the Company’s securities while Consultant or any such affiliate is in possession of material non-public information concerning the Company, its financial condition, or its business and affairs or prospects.

30. ACKNOWLEDGEMENT OF FULL UNDERSTANDING. CONSULTANT ACKNOWLEDGES AND AGREES THAT CONSULTANT HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. CONSUTTANT ACKNOWLEDGES AND AGREES THAT CONSULTANT HAS HAD AN OPPORTUNITY TO ASK QUESTIONS .AND CONSULT WITH AN ATTORNEY OF CONSULTANT’S CHOICE BEFORE SIGNING THIS AGREEMENT

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement effective as of the Effective Date.

COMPANY:

FLEWBER GLOBAL INC.

By:
Name:	Marc Sellouk
Title:	Chief Executive Officer

CONSULTANT:

AS TECHNOLOGIES

/s/ Amarjeet Singh Chandhok
Amarjeet Singh Chandhok
Proprietor

AGREED TO AND ACCEPTED:

AMARJEET SINGH CHANDHOK

SCHEDULE 1

SERVICES

The following are the Services that Consultant shall provide to the Company:

1	Maintain & Support Flewber mobile application.

2.	Maintain Flewber Backend Admin system functionality to support Flewber flight operations.

3.	Configure and develop Flewber System Integrations with outside systems to achieve system interoperability and APT connectivity.

4.	Maintain, support and optimize Flewber Databases supporting the production environment.

5.	Provide support to resolve any bugs, systems issues etc.

6.	Develop and support Flewber partner mobile application.